SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported)  March 5, 1998

                       Boston Restaurant Associates, Inc.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                   333-43999             61-1162263
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(State or other jurisdiction        (Commission           (IRS Employer
 of incorporation)                  File Number)          Identification Number)


         999 Broadway, Suite 400, Saugus, MA        01906
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         (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code (781) 231-7575



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         (Former name or former address, if changed since last report)

Item 5.      Other Events.

         Boston Restaurant Associates, Inc., a Delaware corporation ("BRAI" or the "Company"), is distributing to the holders of record of the Company's outstanding Common Stock, par value $.01 per share ("Common Stock"), at the close of business on February 18, 1998 (the "Record Date") non-transferable subscription rights (the"Rights") to subscribe for and purchase an aggregate of up to 2,006,277 shares of its Common Stock at a subscription price of $1.00 per share. Each holder of record of Common Stock on the Record Date will receive .4 Rights for each share of Common Stock held (or one Right for every 2.5 shares of Common Stock). A Registration Statement relating to the Rights and the Common Stock issuable upon exercise of the Rights was declared effective by the Securities and Exchange Commission on February 26, 1998.

         Under the terms of the Rights, BRAI has the right to extend the expiration date of the Rights from its originally scheduled date of March 20, 1998 to a date not later than March 25, 1998. BRAI has elected to extend the offering until 5:00 p.m., Eastern Standard Time, on March 25, 1998. Notice of this extension was included in the materials being mailed to Stockholders.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            BOSTON RESTAURANT ASSOCIATES, INC.


Date:  March 5, 1998                       By:  /s/ George R. Chapdelaine
                                                --------------------------------

                                                George R. Chapdelaine, President


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